SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K
                                 CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

       Date of Report (date of earliest event reported) February 24, 2003

                         Premier Financial Bancorp, Inc.
             (Exact name of registrant as specified in its charter)
            --------------------------------------------------------

          Kentucky                0-20908                 61-1206757
   ---------------------   ---------------------   ------------------------
   (State or other juris-  (Commission File No.)    (IRS Employer Identi-
   diction of corporation)                                fication No.)


                               2883 Fifth Avenue
                        Huntington, West Virginia 25702
        --------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

      Registrant's telephone number, including area code (304) 525-1600
                              ---------------------

                                 Not Applicable
  ----------------------------------------------------------------------------
          (Former name or former address, if changes since last report)

                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 5.  Other Events

     On February 24, 2003, Premier Financial Bancorp, Inc. (Premier) issued a news release announcing that it intends to redeem $3,000,000 (120,000 shares) of its PFBI Capital Trust 9.75% Preferred Securities ("Trust Preferred Securities") as of March 31, 2003. Premier also announced that the first quarter distribution on the remaining Trust Preferred Securities scheduled for March 31, 2003, as well as future distributions on the Trust Preferred Securities, will be deferred.
     The announcement by Premier follows the denial by the Federal Reserve
Bank of Cleveland of a request by Premier to resume the distributions. Premier exercised its right to defer the payment of interest on its 9.75% Junior Subordinated Deferrable Interest Debentures related to the Trust Preferred Securities, for an indefinite period (which can be no longer than 20 consecutive quarterly periods) following the denial by the Federal Reserve Bank of Cleveland to pay the fourth quarter distribution scheduled for December 31, 2002.



Item 7.  Financial Statements and Exhibits

    (c) Exhibit 99.1 - Press Release dated February 24, 2003.



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  PREMIER FINANCIAL BANCORP, INC.
                                  -------------------------------
                                           (Registrant)


                                   /s/ Brien M. Chase
                                  -----------------------------------
Date: February 24, 2003            Brien M. Chase, Vice President
                                     and Chief Financial Officer


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                                  EXHIBIT INDEX


    Exhibit Number                     Description
    --------------                     -------------------------------------
        99.1                           Press Release dated February 24, 2003,
                                        captioned "Premier Financial Bancorp,
                                        Inc. to Redeem $3,000,000 of Trust
                                        Preferred Securities".